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[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                                               August 29, 2002


Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

         Re:      Farm Bureau Life Annuity Account
                  (File Nos. 333-87632; 811-07974)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Experts" in the Statement of Additional Information filed as part of Pre-Effective Amendment Number 2 to the Registration Statement on Form N-4 for Farm Bureau Life Insurance Company (File Nos. 333-87632; 811-07974). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP




                                            By:  /s/ STEPHEN E. ROTH
                                                --------------------

                                                     Stephen E. Roth, Esq.